Exhibit 99.2
TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 1, 2007, Teleflex Incorporated (“the Company”) acquired all of the outstanding capital stock of Arrow International, Inc. (“Arrow”) for approximately $2.1 billion. Arrow is a global provider of catheter-based access and therapeutic products for critical and cardiac care. The acquisition was financed from:

Total
(in thousands)
Cash on hand	$423,000

Company Credit Agreement:
Term loan, five year term, rate of LIBOR + 150 basis points	1,400,000
$400 million Revolving credit facility, five year term, rate of LIBOR + 150 basis points	72,000
Note Purchase Agreement:
7.62% Series A Senior Notes, due 10/1/2012	130,000
7.94% Series B Senior Notes, due 10/1/2014	40,000
Floating Rate Series C Senior Notes, due 10/1/2012	30,000

Total	$2,095,000

In connection with the acquisition and new borrowings, the Company also:
•	Executed an interest rate swap for $600 million of the term loan from a floating rate to a fixed rate of 6.25%.

•	Retired notes consisted of: $30,000,000 7.40% Senior Notes due November 15, 2007 and $30,000,000 6.80% Senior Notes, Series B due December 15, 2008.

•	Amended the interest rates on existing notes as follows:
o	7.66% in respect of the $150,000,000 Series 2004-1 Tranche A Senior Notes due 2011

o	8.14% in respect of the $100,000,000 Series 2004-1 Tranche B Senior Notes due 2014

o	8.46% in respect of the $100,000,000 Series 2004-1 Tranche C Senior Notes due 2016

o	7.82% in respect of the $50,000,000 Senior Notes due October 25, 2012.
The accompanying unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company as of September 30, 2007 and Arrow as of August 31, 2007, under the purchase method of accounting, giving effect to the transaction as if it had occurred on September 30, 2007.
The accompanying unaudited pro forma condensed combined statements of income combine the historical statements of income of the Company for the fiscal period December 26, 2005 to December 31, 2006, the Company’s fiscal year, and the nine month interim period January 1, 2007 to September 30, 2007 with Arrow’s historical statement of income for the fiscal period December 1, 2005 to November 30, 2006, and the nine month interim period from December 1, 2006 to August 31, 2007, respectively. Arrow’s fiscal year end is August 31. In order to present Arrow’s historical statements in accordance with SEC guidelines, the fiscal period for Arrow was derived from their August 31, 2006 fiscal year end historical financials, deducting the three month period ending November 30, 2005 and adding the three month period ending November 30, 2006. Arrow’s nine month interim period was derived from their August 31, 2007 fiscal year end historical financials and deducting the three month period ending November 30, 2006. The pro forma statements of income presented gives effect to the transaction as if it had occurred at the beginning of the Company’s fiscal period, December 26, 2005.
The costs related to the integration of Arrow’s operations into the Company are not included in the unaudited pro forma combined balance sheet as of September 30, 2007. We have not yet finalized the integration plan for Arrow, as such, we have not yet finalized our estimate of integration costs. We expect a significant portion of these costs will require cash outlays and will primarily relate to severance and other integration-related costs, including the elimination of excess capacity and workforce reductions. To the extent that the costs relate to actions that impact Arrow’s employees and operations, such costs will be accounted for as a cost of the Acquisition and will be included in goodwill. To the extent that the costs relate to actions that impact the Company’s employees and operations, such costs will be accounted for as a charge to earnings in the periods that the related actions are taken. In addition, the pro forma combined balance sheet does not reflect Arrow’s change in control costs related to the vesting of share based awards and management bonuses of approximately $42.9 million and consulting and legal fees of approximately $14.0 million related to Arrow’s review of strategic alternatives to enhance shareholder value, these costs and fees were paid on October 1, 2007.
The unaudited pro forma combined statements of income do not include the costs of integrating Arrow, nor do they include the estimated annual synergies expected to be realized upon completion of the integration of Arrow, nor do they include the nonrecurring charges that the Company will be recording in its financials in the next twelve months for the $35.8 million inventory step-up, the $30.0 million in-process research and development write-off that is charged to expense as of the date of the combination and the $1.0 million financing costs paid to third parties for the amended notes.

TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma combined balance sheet as of September 30, 2007 does not include the anticipated deferred tax liability related to the change in position by Teleflex management with respect to previously untaxed foreign earnings of Arrow which historically were considered permanently reinvested. The Company has not yet finalized its analysis, however the deferred tax liability will be accounted for as a cost of the acquisition and will be included in goodwill.
The Company’s taxes on income from continuing operations of $140.7 million for 2007 includes discrete income tax charges incurred by Teleflex in anticipation of the Arrow acquisition during the third quarter of 2007. Specifically, in connection with funding the acquisition of Arrow, the Company (i) repatriated approximately $197.0 million of cash from foreign subsidiaries which had previously been deemed to be permanently reinvested in the respective foreign jurisdictions; and (ii) changed its position with respect to certain additional previously untaxed foreign earnings to treat these earnings as no longer permanently reinvested. These items resulted in a discrete income tax charge during the third quarter of 2007 of approximately $90.2 million.
The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. A preliminary allocation of the costs to acquire Arrow has been made to certain of the assets of Arrow in the accompanying unaudited pro forma combined financial statements based on preliminary estimates. The Company is continuing to assess the estimated fair values of the assets and liabilities acquired. Accordingly, the final allocation may be different from the amounts reflected in the accompanying unaudited pro forma combined financial statements.
The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of the Company and Arrow and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.
Financing Arrangements
The Company incurred the following financing costs (in thousands):

Total
Company Credit Agreement:
Term loan facility	$14,540
Revolving credit facility	3,707
Note Purchase Agreement:
7.62% Series A Senior Notes	803
7.94% Series B Senior Notes	247
Floating Rate Series C Senior Notes	185
Amended Notes — paid to creditor	1,083

Deferred Financing Costs	$20,565

For the nine month pro forma condensed combined income statement interest expense (based on the stated interest rates), amortization of financing costs and the potential impact from a 1/8% change in interest rates on debt that is not at a fixed rate was determined as follows (in thousands):

	Interest	Amortization of		1/8%
	Expense	Financing Costs	Total	Variance
Company Credit Agreement:
Term loan facility	$72,305	$2,482	$74,787	$1,171
Revolving credit facility	15,006	556	15,562	270
Note Purchase Agreement:
7.62% Series A Senior Notes	7,434	121	7,555	—
7.94% Series B Senior Notes	2,385	26	2,411	—
Floating Rate Series C Senior Notes	1,842	28	1,870	27
Amended Notes	7,261	155	7,416	—

	106,233	3,368	109,601	1,468
Interest Rate Swap at 6.25%	(5,948)	—	(5,948)	(567)

Total	$100,285	$3,368	$103,653	$901

TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
For the twelve month pro forma condensed combined income statement interest expense (based on the stated interest rates), amortization of financing costs and the potential impact from a 1/8% change in interest rates on debt that is not at a fixed rate was determined as follows (in thousands):

	Interest	Amortization of		1/8%
	Expense	Financing Costs	Total	Variance
Company Credit Agreement:
Term loan facility	$93,714	$3,614	$97,328	$1,708
Revolving credit facility	19,455	741	20,196	360
Note Purchase Agreement:
7.62% Series A Senior Notes	9,912	161	10,073	—
7.94% Series B Senior Notes	3,180	35	3,215	—
Floating Rate Series C Senior Notes	2,399	37	2,436	36
Amended Notes	9,680	206	9,886	—

	138,340	4,794	143,134	2,104
Interest Rate Swap at 6.25%	(5,992)	—	(5,992)	(756)

Total	$132,348	$4,794	$137,142	$1,348

Purchase Accounting
The components of acquisition cost are as follows (in millions):

Purchase price to acquire all of Arrow’s outstanding common stock	$2,094.6
Transaction costs incurred by Teleflex, consisting primarily of fees and expenses of investment bankers, attorney’s and accountants	10.8

Total acquisition cost	$2,105.4

The preliminary allocation of acquisition cost to the Arrow assets and liabilities acquired under the purchase method of accounting is as follows (in millions):

Preliminary Purchase Price Allocation
Net assets of Arrow per historical balance sheet as of August 31, 2007	(1	)(a)	$571.2
Adjustments to record net assets acquired based on estimated fair values:
Accounts receivable, net	(1	)(b)	(0.2)
Inventories	(1	)(c)(d)	35.8
Property, plant and equipment, net	(1	)(c)	(0.9)
Incremental intangible assets	(1	)(c)(e)	615.8
Indefinite lived intangible assets	(1	)(c)(e)	249.0
In-process research and development	(1	)(c)(e)	30.0
Deferred income taxes — noncurrent	(1	)(f)	(332.2)
FIN 48	(1	)(g)	(4.9)
Incremental goodwill recorded			941.8

Total acquisition cost			$2,105.4

(1)(a)	Includes $42.9 million of goodwill and $36.3 million of intangible assets recorded in Arrow’s historical balance sheet as of August 31, 2007.

(1)(b)	Reflects an adjustment to record Arrow’s accounts receivable at net fair value.

(1)(c)	Preliminary fair value adjustments determined by Teleflex’s management.

(1)(d)	Finished goods were valued at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance to sell. Work in process was valued at estimated selling prices of finished goods less the sum of costs to complete, costs of disposal, and a reasonable profit allowance to sell based on profit for similar finished goods. Raw materials were valued at current replacement costs.

(1)(e)	Certain assets acquired in the Arrow merger qualify for recognition as intangible assets apart from goodwill in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The preliminary estimated fair value of intangible assets acquired included customer related intangibles of $498.7 million, trade names of $249.0 million and purchased technology of $153.4 million. Customer related intangibles have a useful life of 25 years and purchased technology have useful lives ranging from 7-15 years. Tradenames have an indefinite useful life. A portion of the purchase price allocation, represented in-process research and development is deemed to have no future alternative use and will be charged to expense as of the date of the combination.

(1)(f)	The increase in noncurrent deferred income taxes primarily represents a $332.2 million deferred tax liability associated with the difference between the assigned values and tax bases of the incremental $615.8 million intangible assets, the $249.0 million indefinite lived intangible assets as well as the preliminary fair value purchase accounting adjustments to accounts receivable, net, inventories and property, plant and equipment, net. No deferred taxes were recorded for in-process research and development.

(1)(g)	Purchase accounting adjustment for FIN 48 to conform Arrow’s accounting policy.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands, except for share data)
(Unaudited)

	Teleflex	Arrow		Pro Forma	Pro Forma
	9/30/07	8/31/07		Adjustments	Combined
Revenues	$2,003,124	$388,995		$—	$2,392,119
Materials, labor and other product costs	1,387,187	194,632		—	1,581,819

Gross profit	615,937	194,363		—	810,300
Selling, engineering and administrative expenses	394,604	127,706	A	(3,621)
			B	19,766)	538,455
Net loss on sales of assets	1,121	101		—	1,222
Special charges		8,120	C	(8,120)	—
Restructuring and impairment charges	6,999	1,329		—	8,328

Income from continuing operations before interest, taxes and minority interest	213,213	57,107		(8,025)	262,295
Interest expense	29,147	1,547	D	(1,547)
			E	(549)
			F	103,653)	132,251
Interest income	(8,301)	(5,563)	G	13,864	—

Income from continuing operations before taxes and minority interest	192,367	61,123		(123,446)	130,044
Taxes on income from continuing operations	140,708	22,939	H	(90,162)
			I	(44,236)	29,249

Income from continuing operations before minority interest	51,659	38,184		10,952	100,795
Minority interest in consolidated subsidiaries, net of tax	22,416	—		—	22,416

Income from continuing operations	$29,243	$38,184		$10,952	$78,379

Earnings per share:
Basic:
Income from continuing operations	$0.75				$2.00

Diluted:
Income from continuing operations	$0.74				$1.98

Weighted average common shares outstanding:
Basic	39,207				39,207
Diluted	39,638				39,638
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TELEFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Statement of Income for the Nine Months ended September 30, 2007

Note A	The reduction in depreciation expense reflects adjustments determined by Teleflex’s management that reduced the fair values of Property, Plant and Equipment, net, primarily in computer software and computer hardware.

Note B	Reflects the increase in amortization of intangibles identified in the preliminary purchase price allocation.

Note C	Reflects the reversal of Arrow’s special charges recognized during fiscal 2007 for material nonrecurring charges related to Arrow’s review of strategic alternatives to enhance shareholder value as they are directly attributable to the merger. The special charges related to legal and consulting $3.8 million, severance and related costs to former executives $1.9 million and accelerated vesting of stock options $2.4 million.

Note D	Elimination of Arrow interest expense for debt repaid in connection with the acquisition by the Company.

Note E	Reflects elimination of interest expense related to the Company’s retired notes. As of January 1, 2007 the outstanding principle on the 7.40% Senior Notes was $3 million and the outstanding principle on the 6.80% Senior Notes was $7.5 million. These notes were repaid in September 2007, in connection with the additional borrowings used to finance the acquisition.

Note F	Reflects interest expense and amortization of financing costs as shown in the nine month table under the Financing Arrangements note above.

Note G	Reflects reversal of interest income due to the utilization of cash and cash equivalents for the merger.

Note H	Reflects the reversal of discrete income tax charges incurred in connection with funding the Arrow acquisition, as noted above.

Note I	Reflects the tax effects at the statutory tax rates applicable to the jurisdictions to which the pro forma adjustments have been made.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE FISCAL PERIOD ENDED DECEMBER 31, 2006
(Dollars in thousands, except for share data)
(Unaudited)

	Teleflex	Arrow		Pro Forma	Pro Forma
	12/31/06	11/30/06		Adjustments	Combined
Revenues	$2,514,886	$490,796		$—	$3,005,682
Materials, labor and other product costs	1,760,024	248,341		—	2,008,365

Gross profit	754,862	242,455		—	997,317
Selling, engineering and administrative expenses	484,547	159,377	A	(5,080)
			B	26,404	665,248
Net loss (gain) on sales of assets	838	(281)		—	557
Restructuring and impairment charges	25,226	225		—	25,451

Income from continuing operations before interest, taxes and minority interest	244,251	83,134		(21,324)	306,061
Interest expense	41,997	1,264	C	(1,264)
			D	(1,077)
			E	137,142)	178,062
Interest income	(6,412)	(5,100)	F	11,512	—

Income from continuing operations before taxes and minority interest	208,666	86,970		(167,637)	127,999
Taxes on income from continuing operations	50,295	28,305	G	(60,290)	18,310

Income from continuing operations before minority interest	158,371	58,665		(107,347)	109,689
Minority interest in consolidated subsidiaries, net of tax	24,957	—		—	24,957

Income from continuing operations	$133,414	$58,665		$(107,347)	$84,732

Earnings per share:
Basic:
Income from continuing operations	$3.36				$2.13

Diluted:
Income from continuing operations	$3.34				$2.12

Weighted average common shares outstanding:
Basic	39,760				39,760
Diluted	39,988				39,988
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TELEFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Statement of Income for the Twelve Months ended December 31, 2006

Note A	The reduction in depreciation expense reflects adjustments determined by Teleflex’s management that reduced the fair values of Property, Plant and Equipment, net, primarily in computer software and computer hardware.

Note B	Reflects the increase in amortization of intangibles identified in the preliminary purchase price allocation.

Note C	Elimination of Arrow interest expense for debt repaid in connection with the acquisition by the Company.

Note D	Reflects elimination of interest expense related to the Company’s retired notes. As of December 25, 2005 the outstanding principle on the 7.40% Senior Notes was $6 million, $3 million was repaid in September 2006, and the outstanding principle on the 6.80% Senior Notes was $11 million, $3.5 million was repaid in September 2006. These notes were repaid in connection with the additional borrowings used to finance the acquisition.

Note E	Reflects interest expense and amortization of financing costs as shown in the twelve month table in the Financing Arrangements note above.

Note F	Reflects reversal of interest income due to the utilization of cash and cash equivalents for the merger.

Note G	Reflects the tax effects at the statutory tax rates applicable to the jurisdictions to which the pro forma adjustments have been made.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007
(Dollars in thousands)
(Unaudited)

	Teleflex	Arrow		Pro Forma	Pro Forma
	9/30/07	8/31/07		Adjustments	Combined
ASSETS
Current assets
Cash and cash equivalents	$497,724	$159,398	A	$1,672,000
			B	(35,054)
			C	(2,105,452)
			D	(20,565)	$168,051
Marketable securities	—	16,024		—	16,024
Accounts receivable, net	396,481	107,741	C	(215)	504,007
Inventories	420,807	112,665	C	35,852	569,324
Prepaid expenses	23,210	16,096		—	39,306
Deferred tax assets	66,842	11,956		—	78,798
Assets held for sale	2,760	—		—	2,760

Total current assets	1,407,824	423,880		(453,434)	1,378,270
Property, plant and equipment, net	388,577	183,896	C	(879)	571,594
Goodwill	534,208	42,907	C	941,779	1,518,894
Intangibles and other assets	285,514	63,725	C	894,797
			D	20,565	1,264,601
Investments in affiliates	28,072	—		—	28,072
Deferred tax assets	4,608	—		—	4,608

Total assets	$2,648,803	$714,408		$1,402,828	$4,766,039

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings	$80,562	$35,749	B	$(35,054)
			A	105,000
			A	72,000	$258,257
Accounts payable	214,707	17,655		—	232,362
Accrued expenses	112,154	36,051		—	148,205
Payroll and benefit-related liabilities	85,766	23,905		—	109,671
Income taxes payable	50,203	—		—	50,203
Deferred tax liabilities	1,099	—		—	1,099

Total current liabilities	544,491	113,360		141,946	799,797
Long-term borrowings	455,878	—	A	1,295,000
			A	200,000	1,950,878
Deferred tax liabilities	130,005	6,873	C	332,187	469,065
Pension and postretirement benefit liabilities	87,111	22,961		—	110,072
Other liabilities	96,317	—	C	4,909	101,226

Total liabilities	1,313,802	143,194		1,974,042	3,431,038
Minority interest in equity of consolidated subsidiaries	44,941	—		—	44,941
Commitments and contingencies
Shareholders’ equity	1,290,060	571,214	E	(571,214)	1,290,060

Total liabilities and shareholders’ equity	$2,648,803	$714,408		$1,402,828	$4,766,039

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TELEFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Balance Sheet as of September 30, 2007

Note A	Reflects the cash proceeds and additional indebtedness incurred under the Company’s Credit Agreement and issuance of new notes under the Note Purchase Agreement.

(in thousands)
Current portion of term loan facility	$105,000
Revolving credit facility	72,000
Noncurrent portion of term loan facility	1,295,000
Noncurrent portion of new notes under the Note Purchase Agreement	200,000

$1,672,000

Note B	Elimination of Arrow debt repaid in connection with the acquisition by the Company.

Note C	Reflects the purchase price paid for Arrow and the fair value adjustments determined by Teleflex’s management to record the acquisition. See the Purchase Accounting note above.

Note D	Reflects deferred financing costs associated with the Company’s Credit Agreement, Note Purchase Agreements and the amended notes. See the Financing Arrangements note above.

Note E	Reflects the elimination of Arrow equity.